QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of MSW Energy Holdings LLC, MSW Energy Finance Co., Inc. and MSW Energy Hudson LLC of our report dated September 22, 2003 relating to the balance sheet of MSW Energy Holdings LLC and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York September 22, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS